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                                                                   Exhibit 23.3




                       CONSENT OF INDEPENDENT AUDITORS



We consent to the use in the Proxy Statement/Prospectus which is part of this Registration Statement of ESB Financial Corporation on Form S-4 of our report dated February 26, 1999 relating to the consolidated financial statements of SHS Bancorp, Inc. as of December 31, 1998 and 1997 and for years then ended.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.




/s/ S.R. Snodgrass A.C.
Wexford, PA
October 12, 1999